UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 7, 2022

WERNER ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Nebraska			0-14690	47-0648386
(State or other jurisdiction of incorporation)			(Commission File Number)	(I.R.S. Employer Identification No.)

14507 Frontier Road
Post Office Box 45308
Omaha	,	Nebraska		68145-0308
(Address of principal executive offices)				(Zip Code)
(402) 895-6640
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR40.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	WERN	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
Departure of Directors or Certain Officers
On February 9, 2022, Mr. Gerald H. Timmerman, Director, gave notice of his decision to retire from the Board of Directors of Werner Enterprises, Inc. (the "Company"), effective February 9, 2022. Mr. Timmerman's decision to retire does not relate to any disagreement with the Company on any matter relating to the Company's operations, policies or practices.
As a result, the size of the Board of Directors decreased from nine members to eight members on February 9, 2022. The Company's By-Laws require not less than seven nor more than nine directors.
Compensatory Arrangement of Certain Officers
On February 7, 2022, the Compensation Committee (the “Committee”) of the Board of Directors of Werner Enterprises, Inc. (the “Company”) approved the following compensation for each of the Company’s named executive officers.

Named Executive Officer	Base Salary	RS (#)	PS (#)
Derek J. Leathers
Chairman, President and Chief Executive Officer	$875,000	37,327	37,746

H. Marty Nordlund
Senior Executive Vice President and Chief Operating Officer	$410,000	4,083	4,128

John J. Steele
Executive Vice President, Treasurer and Chief Financial Officer	$340,000	4,083	4,128

Jim S. Schelble
Executive Vice President and Chief Administrative Officer	$400,000	4,083	4,128

James L. Johnson
Executive Vice President, Chief Accounting Officer and Corporate Secretary	$450,000	4,083	4,128
The base salaries are effective February 11, 2022.
The grants of Restricted Stock (“RS”) and Performance Stock (“PS”) to the named executive officers are subject to the terms and conditions of the Company’s Amended and Restated Equity Plan, as amended and restated on February 23, 2021 (the “Plan”). The RS vests in three installments of 34%, 33% and 33%, respectively, on each of the first three anniversaries from the grant date. The PS only vests if the Company meets specified performance objectives related to diluted earnings per share for the two-year period January 1, 2022 through December 31, 2023. All earned PS will cliff vest in one installment on the third anniversary from the grant date. PS amounts are presented at the target level of performance. Actual vesting ranges between 0% and 200% of the target, depending on actual performance, and has a total shareholder return (“TSR”) modifier that can cap the vesting at 150% or 175% based on the Company's TSR for the three-year period ending December 31, 2024, relative to the TSR of a peer group of companies for the same period.

The Committee also approved the parameters of the performance-based cash bonus program (Annual Incentive Plan or “AIP”) for the 2022 fiscal year, subject to the terms and conditions for Performance Awards in the Plan. The performance goals for the 2022 AIP relate to the Company’s (i) operating income, (ii) revenues, excluding fuel surcharge revenues and (iii) individual performance. Each named executive officer may earn a bonus ranging from 0% to 200% of their 2022 target bonus, based on the level of attainment of the performance goals. The target bonus amounts range from 60% to 115% of each named executive officer's 2022 annual base salary.
In addition to the cash and equity compensation described above, certain of the Company’s named executive officers may also receive the following other compensation and perquisites: matching contributions to the Company’s 401(k) retirement savings plan and employee stock purchase plan, personal use of a Company provided vehicle, country club membership, personal use of the Company's aircraft, and personal medical care membership program. The named executive officers are also eligible to participate in voluntary health and welfare benefit programs sponsored by the Company.
The foregoing descriptions are not complete descriptions of all the rights and obligations and are qualified in their entirety by reference to the Plan filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, which is incorporated by reference herein, and the Form of Performance-Based Restricted Stock Award Agreement, effective February 7, 2022, filed as Exhibit 10.1 to this Current Report on Form 8-K.
ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

    (d)    Exhibits.

10.1	Form of Performance-Based Restricted Stock Award Agreement, effective February 7, 2022

101	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WERNER ENTERPRISES, INC.

Date: February 11, 2022	By:	/s/ John J. Steele
John J. Steele
Executive Vice President, Treasurer and Chief Financial Officer

Date: February 11, 2022	By:	/s/ James L. Johnson
James L. Johnson
Executive Vice President, Chief Accounting Officer and Corporate Secretary